UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 30, 2025
HERITAGE DISTILLING HOLDING COMPANY INC.
(Exact name of registrant as specified in charter)

Delaware	001-42411	83-4558219
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

9668 Bujacich Road Gig Harbor, Washington	98332
(Address of Principal Executive Offices)	(zip code)

(253) 509-0008
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IPST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.
On October 30, 2025, Heritage Distilling Holding Company, Inc., a Delaware corporation doing business under the name IP Strategy (the “Company”), filed a Third Amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Amendment”), with the Secretary of State of the State of Delaware to effect a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”). The Reverse Stock Split will become effective on the Effective Time (as defined below).
Reason for the Reverse Stock Split
The Company is effectuating the Reverse Stock Split as a part of the Company’s overall capital-markets and operating plan, including but not limited to the management of dilution and continued compliance with Nasdaq Listing Rule 5550(a)(2).
Effects of the Reverse Stock Split
Effective Date; Symbol; CUSIP Number. The Reverse Stock Split will become effective as of 12.01 a.m. Eastern Time on November 5, 2025 (the “Effective Time”). It is expected that the Common Stock will begin trading on a split-adjusted basis on the Nasdaq Capital Market when the market opens on November 5, 2025, under the existing trading symbol “IPST”. The CUSIP number for the Common Stock will change to 42727R 203.
Split Adjustment; No Fractional Shares. At the Effective Time, the total number of shares of the Company’s Common Stock held by each stockholder will be automatically converted into the number of whole shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) twenty (20). No fractional shares will be issued and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, will be entitled to receive a cash payment equal to the product of the closing sale price of the Common Stock on the Nasdaq Capital Market on November 4, 2025 and the amount of the fractional share. For the avoidance of doubt, as all shares of the Company’s Common Stock are held in book-entry form, stockholders are not required to surrender any stock certificates, and the adjustment will be reflected automatically in the records of the Company’s transfer agent and in brokerage accounts, as applicable.
Treatment of Shares Held in Book-Entry and Through Brokers. Equiniti Trust Company, LLC is acting as transfer and exchange agent for the Reverse Stock Split. Registered stockholders are not required to take any action to receive post-Reverse Stock Split shares. Stockholders who are holding their shares in electronic form at brokerage firms also do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.
State Filing. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware on October 30, 2025 to effectuate the Reverse Stock Split. The Certificate of Amendment became effective at the time of filing with the Delaware Secretary of State. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.
Board of Directors and Stockholder Approval. On September 18, 2025, the stockholders of the Company approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of between one-for-five to one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by the Company’s board of directors, at any time after stockholder approval of the amendment and prior to September 18, 2026. On October 16, 2025, the Company’s board of directors approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of one-for twenty (1:20) on the terms described in this Current Report on Form 8-K.
Capitalization. Prior to the Reverse Stock Split, the Company was authorized to issue 995,000,000 shares of capital stock, of which 985,000,000 shares are Common Stock and 10,000,000 shares are preferred stock, par value $0.0001 per share, of which 500,000 shares have been designated Series A Convertible Preferred Stock and 850,000 shares have been designated Series B Convertible Preferred Stock. There will be no change in the Company’s authorized capital stock a result of the Reverse Stock Split. As of October 30, 2025, there were 183,483,092 shares of Common Stock outstanding. As a result of the Reverse Stock Split, there will be approximately 9,174,154 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding down fractional shares). The number of shares of preferred stock that the Company is authorized to issue will not be impacted.
In addition, the number of shares of Common Stock issuable upon exercise of the Company’s stock options and other equity awards (including shares reserved for issuance under the Company’s equity compensation plans) will be proportionately adjusted by the applicable administrator, using the 1-for-20 ratio, and rounded down to the nearest whole share, to be effective at the Effective Time, pursuant to the terms of the Company’s equity plans. The conversion rates of the Company’s preferred stock (of which only shares of Series A Convertible Preferred Stock are outstanding) will also be adjusted using a ratio of 1-for-20. The number of shares issuable upon exercise of the Company’s outstanding warrants to purchase shares of Common Stock outstanding at the Effective Time will also be equitably adjusted pursuant to the terms of such securities in connection with the 1-for-20 Reverse Stock Split. In addition, the exercise price for each outstanding stock option and warrant will be increased in inverse proportion to the 1-for-20 split ratio such that upon an exercise, the aggregate exercise price payable by the optionee or warrant holder to the Company for the shares of Common Stock subject to the option or warrant will remain approximately the same as the aggregate exercise price prior to the Reverse Stock Split, subject to the terms of such securities.
Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from the rounding down of fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Stock Split.
Because the Certificate of Amendment will not reduce the number of authorized shares of the Company’s Common Stock, the effect of the Reverse Stock Split will be to increase the number of shares of Common Stock available for issuance relative to the number of shares issued and outstanding. The Reverse Stock Split will not alter the par value of the Common Stock or modify any voting rights or other terms of the Common Stock.
General. The above description of the Certificate of Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K.
Item 8.01 Other Events
On October 31, 2025, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01. The information incorporated by reference into this Item 8.01 from Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment dated October 30, 2025
99.1	Press Release dated October 31, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2025	HERITAGE DISTILLING HOLDING COMPANY INC.

	By:	/s/ Justin Stiefel
Justin Stiefel
Chief Executive Officer
4